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                                                                  (Exhibit 23.1)

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-72219) of HealthStar Corp. of our report dated June 23, 2000 relating to the consolidated balance sheet as of March 31, 2000, and the related consolidated statements of operations and retained earnings, and cash flows for the year ended March 31, 2000, of HealthStar Corp. included in the March 31, 2000 Annual Report on Form 10-KSB of HealthStar Corp.



                                   /s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland
June 28, 2000